EXHIBIT 3(i).1

CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

SHARPER IMAGE CORPORATION

Pursuant to Section 303 of the General Corporation Law of the State of Delaware

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SHARPER IMAGE CORPORATION, a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Article I of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

The name of this corporation is TSIC, Inc.

SECOND:The foregoing amendment was directed by an order of the United States Bankruptcy Court for the District of Delaware in accordance with Section 303 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment on this 17th day of July, 2008.

SHARPER IMAGE CORPORATION

By: /s/Rebecca Roedell
Name:	Rebecca Roedell

Title:    Executive Vice President, Chief Financial Officer